SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 26, 1999


                              SPORTSLINE USA, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


             0-23337                                    65-0470894
    (Commission File Number)               (I.R.S. Employer Identification No.)


                   6340 N.W. 5th Way
               Fort Lauderdale, Florida                     33309
       (Address of principal executive offices)          (Zip Code)


                                 (954) 351-2120
              (Registrant's telephone number, including area code)

                                (Not Applicable)
          (Former name or former address, if changed since last report)




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Item 5.           Other Events.

         On August 26, 1999, SportsLine USA, Inc., a Delaware corporation (the "Company"), issued a press release announcing that it had repurchased $60 million aggregate principal amount of its 5% Convertible Subordinated Notes due 2006 (the "Notes"). A copy of this press release is attached hereto as Exhibit 99.1, and information contained therein is incorporated herein by reference.

         On October 20, 1999, the Company issued a press release announcing that its offer to purchase any and all of the outstanding Notes expired on October 19, 1999, and that Notes in an aggregate principal amount of approximately $70 million were tendered and accepted for payment. Approximately $20 million principal amount of the Notes remain outstanding. A copy of this press release is attached hereto as Exhibit 99.2, and information contained therein is incorporated herein by reference.



Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

        (c)       Exhibits

                                  EXHIBIT INDEX


        99.1      Press Release of SportsLine USA, Inc. dated August 26, 1999.

        99.2      Press Release of SportsLine USA, Inc. dated October 20, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SPORTSLINE USA, INC.



Date:  October 22, 1999                    By:      /s/ Kenneth W. Sanders
                                              ----------------------------------
                                                    Kenneth W. Sanders
                                                    Chief Financial Officer